UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 15, 2021

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On November 15, 2021, the Board of Directors of Vishay Intertechnology, Inc. ("Vishay"), acting on the recommendation of its Nominating and Corporate Governance Committee, elected Dr. Renee B. Booth and Dr. Michiko Kurahashi to the Vishay Board, effective January 1, 2022.  Dr. Booth and Dr. Kurahashi will be Class I directors, whose terms will both expire at the 2022 Annual Meeting of Stockholders, at which time Dr. Booth and Dr. Kurahashi will stand for election to the Vishay Board. The Board of Directors has concluded that both Dr. Booth and Dr. Kurahashi will qualify as independent directors pursuant to the New York Stock Exchange corporate governance standards. Dr. Booth will join the Compensation Committee of the Board effective January 1, 2022. Board committee assignments for Dr. Kurahashi will be determined at a later date.

Dr. Booth and Dr. Kurahashi will be compensated on the same terms as Vishay's other non-management directors. Compensation arrangements for directors are described under the heading "Director Compensation" in Vishay's Proxy Statement.

The press release announcing Dr. Booth and Dr. Kurahashi's election is attached as Exhibit 99.1 to this report.

Item 8.01 – Other Events

Cash Dividend Declaration

On November 15, 2021, Vishay declared a quarterly cash dividend of $0.10 per share of common stock and Class B common stock outstanding payable on December 17, 2021 to stockholders of record at the close of business on December 7, 2021. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.2 to this report.

Stock Repurchase Authorization

On November 15, 2021, Vishay’s Board of Directors renewed its authorization of the Executive Committee of the Board to execute programs to repurchase up to $150 million of common stock on the open market. Such transactions are subject to the execution by the Executive Committee of formal agreements with a purchasing agent, as well as market and business conditions, legal requirements, and other factors.  Such authorization does not obligate Vishay to acquire any shares of common stock and it may be terminated or suspended at any time at Vishay's discretion, in accordance with applicable laws and regulations. Vishay expects to fund any such transactions through cash on hand, and if necessary, borrowings under its revolving credit facility. The authorization was to expire on December 1, 2021. No purchases of common stock have occurred pursuant to the prior authorization.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release announcing the appointment of new independent members of the Board of Directors dated November 15, 2021
99.2	Press release announcing the declaration of a quarterly dividend dated November 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer